EDO
CORPORATION



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


               Amendment to application or report filed pursuant
                       to Section 12, 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                EDO CORPORATION
              (Exact Name of Registrant as specified in Charter)


                                Amendment No. 1

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated December 17, 1993 as set forth in the pages attached hereto:

Item 7. Financial Statements and Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               EDO Corporation
                                               (Registrant)





                                               By M. J. Hegarty
                                                  Vice President



Date:  February 14, 1994

EXPLANATION

As disclosed in its filing of its Current Report on Form 8-K dated December 17, 1993, Registrant acquired Automotive Natural Gas, Inc. by way of an Agreement (the "Agreement") dated December 2, 1993 between Automotive Natural Gas, Inc., a Wisconsin corporation ("ANGI") and EDO Automotive Natural Gas, Inc., a Delaware corporation ("EDO"), EDO acquired substantially all the assets and certain liabilities of ANGI. EDO is a wholly-owned subsidiary of EDO Energy Corporation, a Delaware corporation, which is a wholly-owned subsidiary of EDO Corporation, a New York corporation. This amendment to such Current Report on Form 8-K includes the audited financial statements of ANGI and pro forma financial information required by Item 7 of Form 8-K.

Item 7. Financial Statements and Exhibits

        (a)  Financial Statements of Business Acquired

             The following financial statements of ANGI are filed as part of this report:

             Independent Auditors' Report dated August 26, 1993 Balance Sheets at June 30, 1993 and June 30, 1992 Statement of Income for the year ended June 30, 1993 Statements of Stockholders' Deficit at June 30, 1993 Statements of Cash Flows for the year end June 30, 1993
             Notes to Financial Statements

        (b)  Pro Forma Financial Information

             The following pro forma consolidated financial statements of the Registrant are filed as part of this report:

             Introduction
             Notes to Pro Forma Consolidated Financial Statements Pro Forma Consolidated Balance Sheet at September 25, 1993 (unaudited)
             Pro Forma Consolidated Statements of Earnings for the year ended December 31, 1992 (unaudited) and the nine months ended September 25, 1993 (unaudited).

                              McGLADREY & PULLEN

                 Certified Public Accountants and Consultants

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Automotive Natural Gas, Inc.
Milton, Wisconsin

We have audited the accompanying balance sheets of Automotive Natural Gas, Inc. as of June 30, 1993 and 1992, and the related statements of income, stockholders' (deficit) and cash flows for the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Automotive Natural Gas, Inc. as of June 30, 1993 and 1992, and the results of its operations and its cash flows for the year ended June 30, 1993 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 5 and 13 to the financial statements, the Company has suffered recurring losses from operations, its total liabilities exceeds its total assets and the bank has filed suit against the Company demanding payment of the notes payable to the bank. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

McGladrey & Pullen

Janesville, Wisconsin
August 26, 1993, except Note 13
and for the last paragraph of
Note 5 which are October 28, 1993.

                                   CONTENTS

INDEPENDENT AUDlTOR'S REPORT ON THE FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

 Balance sheets                                                              2

 Statement of income                                                         3

 Statement of stockholders' (deficit)                                        4

 Statement of cash flows                                                     5

 Notes to financial statements                                            6-10

INDEPENDENT AUDITOR'S REPORT ON THE SUPPLEMENTARY INFORMATION               11

SUPPLEMENTARY INFORMATION

 Income statement information:

  Cost of goods sold                                                        12

  Selling, general and administrative expenses                              13

AUTOMOTIVE NATURAL GAS, INC.

BALANCE SHEETS

June 30,                                                    1993          1992

ASSETS (Note 5)

CURRENT ASSETS
  Cash                                               $     6,897   $    48,344
  Receivables:
   Trade, less allowance for doubtful
     accounts 1993 $50,000; 1992 $25,000 (Note 2)      1,731,947     2,191,532
   Income tax refund claim                                37,466       221,000
   Employees                                              12,107         3,993
  Inventories (Note 3)                                 2,072,695     2,713,525
  Prepaid expenses                                        31,616         9,509
  Other                                                   10,710        48,264

       Total current assets                          $ 3,903,438   $ 5,236,167


RECEIVABLE, officer-stockholder (Note 14)            $       - -   $   204,775


PROPERTY AND EQUIPMENT (Note 6)
  Property under capital lease                       $   558,531   $   558,531
  Leasehold improvements                                 118,206        54,294
  Equipment and fixtures, including
   equipment acquired under capital
   leases 1993 $153,803; 1992 $94,486                    413,505       347,017

  Computer equipment, including equipment acquired
   under capital leases 1993 $78,959; 1992 $76,421       353,861       271,809
  Vehicles                                                95,668        95,668

                                                     $ 1,539,771   $ 1,327,319

  Less accumulated depreciation, including
   amortization on property and equipment acquired
   under capital leases 1993 $204,176; 1992 $46,315      522,289       409,897

                                                     $ 1,017,482   $   917,422


INTANGIBLE ASSET, licensing agreement,
  less accumulated amortization
  1993 $31,250; 1992 $6,250 (Note 4)                   $ 218,750   $ $ 243,750

                                                     $ 5,139,670   $ 6,602,114

See Notes to Financial Statements.


June 30,                                                    1993          1992

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Notes payable (Note 5)                             $ 1,174,262   $   696,318
  Current maturities of long-term debt (Note 5)            1,485         5,443
  Current obligation under capital leases (Note 6)        97,276        64,642
  Current obligation under license
   agreement (Note 4)                                     50,000       175,000
  Trade payables                                       3,543,033     2,590,062
  Payable, officer-stockholder                            12,947           - -
  Excess of outstanding checks over bank balance          24,629           - -
  Accrued expenses                                       217,733       215,847
  Advance billings on sales orders (Note 2)            1,237,668     2,948,245

       Total current liabilities                     $ 6,359,033   $ 6,695,557


LONG-TERM DEBT, less current maturities
  Note payable (Note 5)                              $       - -   $     1,479
  Obligation under capital leases (Note 6)               530,560       576,551

                                                     $   530,560   $   578,030


COMMITMENTS AND CONTINGENCY (Notes 4, 7 and 8)

STOCKHOLDERS' (DEFICIT)
  Common stock, no par value; authorized 2,800
   shares, issued and outstanding 1993 2,210
   shares; 1992 2,420 shares                         $    25,998   $    27,337
 Accumulated deficit                                  (1,573,151)     (698,810)
 Receivable, officer-stockholder (Note 14)              (202,770)          - -

                                                     $(1,749,923)  $  (671,473)

                                                     $ 5,139,670   $ 6,602,114

AUTOMOTIVE NATURAL GAS, INC.

STATEMENT OF INCOME

Year Ended June 30,1993

Net sales (Note 11)                                                $18,588,819
Cost of goods sold                                                  16,152,035

     Gross profit                                                  $ 2,436,784

Selling, general and administrative expenses:
 Selling                                                           $ 1,329,022
 General and administrative                                          1,853,405

                                                                   $ 3,182,427

     Operating (loss)                                              $ (745,643)

Non-operating income (expense):
 Interest income                                                   $    13,670
 Rental income (Note 6)                                                 25,200
 Interest expense                                                     (141,305)

                                                                   $  (102,435)

     (Loss) before cumulative effect of
      change in accounting principle                               $  (848,078)

Cumulative effect on prior years of changing to
 a different depreciation method (Note 12)                              72,398

     Net (loss)                                                    $  (775,680)

See Notes to Financial Statements.

AUTOMOTIVE NATURAL GAS, INC.

STATEMENT OF STOCKHOLDER'S (DEFICIT)

                                                                   Receivable
                                             Common  Accumulated    Officer-
Year Ended June 30,1993                      Stock     Deficit     stockholder

Balance, beginning                     $    27,337   $  (698,810)  $       - -
  Net (loss)                                  - -       (775,680)          - -
  Purchase and retirement of 210
   shares of common stock                   (1,339)      (98,661)          - -

  Reclassification of receivable,
   officer-stockholder to a contra-
   equity account (Note 14)                    - -           - -      (202,770)

Balance, ending                        $    25,998   $(1,573,151)  $  (202,770)

See Notes to Financial Statements.

AUTOMOTIVE NATURAL GAS, INC.

STATEMENT OF CASH FLOWS

Year Ended June 30,1993

CASH FLOWS FROM OPERATING ACTIVlTIES
  Net (loss)                                                       $  (775,680)
  Adjustments to reconcile net (loss) to net cash
   (used in) operating activities:
   Depreciation and amortization                                       184,790
   Amortization on intangible                                           25,000
   Cumulative effect on prior years of changing
     to a different depreciation method                               (72,398)
   Change in assets and liabilities:
     Decrease in receivables                                           451,471
     Decrease in income tax refund claim                               183,534
     Decrease in inventories                                           640,830
     (Increase) in prepaid expenses                                    (22,107)
     Decrease in other assets                                           37,554
     Increase in accounts payable and
      accrued expenses                                                 967,804
     (Decrease) in advance billings on sales orders                 (1,710,577)

 Net cash (used in) operating activities                           $   (89,779)


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                               $  (150,597)
 Principal payments received on note receivable
   officer-stockholder                                                   2,005

 Net cash (used in) investing activities                           $  (148,592)


CASH FLOWS FROM FINANCING ACTIVITIES
 Net borrowings on revolving credit agreements                     $   477,944
 Payments on obligation under license agreement                       (125,000)
 Principal payments on long-term borrowings, including
   capital lease obligations                                           (80,649)
 Increase in outstanding checks over bank balance                       24,629
 Purchase of 210 shares of common stock for retirement                (100,000)

 Net cash provided by financing activities                         $   196,924

 Net (decrease) in cash                                            $   (41,447)
Cash:
 Beginning                                                              48,344

 Ending                                                            $     6,897


Year Ended June 30,1993

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash payments for:
   Interest                                                        $   141,305

   Income tax refund                                               $   183,534

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES
  Capital lease obligations incurred for the use
   of equipment                                                    $    61,855

See Notes to Financial Statements.

AUTOMOTIVE NATURAL GAS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: Automotive Natural Gas, Inc. ("The Company") manufactures and installs pumping stations for the refueling of vehicles directly from natural gas pipelines and storage facilities. The Company also manufactures and installs conversion kits in vehicles to allow the use of natural gas as an alternative fuel source.

The Company's customers consist primarily of private companies and public utilities located throughout the United States. Receivables on pumping stations are due as work is completed on the station with the final 10% due upon delivery. Receivables on conversion kits are due within 10 days of installation.

A summary of the Company's significant accounting policies follows:

Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market. Work in process and finished goods include materials, labor and overhead.

Property and equipment: Property and equipment is carried at cost less accumulated depreciation and amortization. It is the Company's policy to include amortization on assets acquired under capital leases with depreciation on owned assets. Depreciation and amortization is computed using the straight-line method. Leasehold improvements are depreciated over the shorter of the term of the lease or their estimated useful lives.

Intangible: The licensing agreement is being amortized by the straight-line method over a 10 year period.

Estimated warranty claims: The Company sells its products with a warranty that provides for repairs or replacements of any defective parts

Note 1. Nature of Business and Significant Accounting Policies (continued)

for a one year period after the sale. At the time of the sale, the Company accrues an estimate of the cost of providing the warranty based on prior experience. The estimated warranty liability totaled $18,000 at June 30, 1993 and 1992, and is included in accrued expenses.

Note 2. Advance Billings on Sales Orders

The Company's policy is to bill customers varying percentages of the total contract price to manufacture pumping stations at various stages of completion of the contract. The accounts receivable balance includes $383,778 and $633,420 of these billings as of June 30, 1993 and 1992, respectively.

Note 3. Composition of Inventories

The composition of inventories is as follows as of June 30,1993 and 1992:

                                                            1993          1992
Finished goods                                       $   448,562   $ 1,165,812
Work-in-process                                          395,241       591,570
Production materials and purchases held for resale     1,228,892       956,143

                                                     $ 2,072,695   $ 2,713,525

AUTOMOTIVE NATURAL GAS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 4. Licensing Agreement, Obligation Under Licensing Agreement and Subsequent Event

In April, 1992 the Company entered into an agreement which granted the Company exclusive rights to use technology in the manufacturing of conversion kits used in motor vehicles allowing the use of compressed natural gas as an alternative fuel source. The cost of this licensing agreement was $250,000. The Company owed $50,000 and $175,000 under this agreement at June 30, 1993 and 1992, respectively.

On July 1, 1993, the Company purchased this technology under an agreement requiring periodic payments of varying amounts totalling $250,000. The present value of these payments using a discount rate of 10% is $213,600.

Note 5. Pledged Assets, Current Notes Payable and Long-term Debt

Current notes payable:
Note payable, Bank One, $500,000 line-of-credit, due on demand     $   500,000
Note payable, Bank One, $700,000 line-of-credit, due on demand         674,262
                                                                   $ 1,174,262

Long-term debt:
Note payable, Bank One, final payment due September 1993           $     1,485


Interest on the current notes payable is at a stated percentage over the bank's reference rate adjusted daily. Reference rate was 6% at June 30, 1993. Collateral on these notes includes a general business security agreement covering substantially all assets of the Company, the guarantee of an officer-stockholder and a life insurance policy on an officer-stockholder assigned to the bank.

Note 5. Pledged Assets, Current Notes Payable and Long-term Debt (continued)

As of June 30, 1993, the Company was in violation of the bank loan agreements.

The bank demanded full payment on the notes in October 1993. On October 28, 1993, the bank served legal notice on the Company that it has filed suit for a money judgment and replevin of personal property and equipment. If the Company does not provide a proper answer within 20 days, the court may grant judgment against the Company for the amounts outstanding under the notes payable to the bank. A judgment awarding money may be enforced by garnishment or seizure of property.

Note 6. Obligation Under Capital Leases

Property: This obligation includes the present value of the balance due in future years for lease rentals for the use of land and building facilities leased from a stockholder of the Company. The lease is payable in monthly installments of principal and interest of approximately $6,200 until expiration of the lease in June, 2002. Since the present value of the future minimum lease payments at the beginning of the lease approximated the fair value of the leased asset at that date, the lease is considered to be a capital lease and has been so recorded with recognition of a leasehold interest in land and building at a cost of $558,531 on which accumulated amortization totalled $139,845 and $63,230 at June 30, 1993 and 1992, respectively.

The Company sublet a portion of these facilities to an affiliated company under a month-to-month agreement. Rental income under this agreement for the year ended June 30, 1993 was $25,200. This agreement expires on October 31, 1993.

AUTOMOTIVE NATURAL GAS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 6. Obligation Under Capital Leases (continued)

The future minimum lease payments under this capital lease are as follows.

                  Year Ending June 30,                   Amount
                    1994                              $  80,600
                    1995                                 74,400
                    1996                                 74,400
                    1997                                 74,400
                    1998                                 74,400
                    Thereafter                          297,600
                  Total minimum lease payments        $ 675,800

                  Less amounts representing interest    206,037
                                                      $ 469,763

                  Less current maturities                38 971
                                                      $ 430,792

Equipment: The obligation under capital leases also includes the present value of the balance due for future lease rentals for the use of computer, telephone, and office equipment. Since the present value of the future minimum lease payments at the beginning of these leases approximated the fair value of the leased assets at that date, these leases are considered to be capital leases and have been so recorded. The equipment and related liabilities under the capital leases were recorded at the present value of the future lease payments due under the leases, as determined with various discount rates. The related liabilities are payable in monthly installments of principal and interest until the expiration of the leases.

The future minimum lease payments under these capital leases are as follows:

Note 6. Obligation Under Capital Leases (continued)

                  Year Ending June 30,                   Amount
                    1994                              $  71,388
                    1995                                 64,420
                    1996                                 41,327
                    1997                                  5,212
                  Total minimum lease payments        $ 182,347

                  Less amount representing interest      24,274
                                                      $ 158,073

                  Less current maturities                58,305
                                                      $  99,768

Note 7. Contingency

The Company had an open letter-of-credit with Bank One for $50,000.

Note 8. Lease Commitments

The Company has entered into agreements to lease automobiles, office equipment and temporary office space.

The total minimum rental commitments under these operating leases are as follows:

                  Year Ending June 30,                   Amount
                    1994                               $ 18,268
                    1995                                    850
                                                       $ 19,118

The total rent expense for the year ended June 30,1993 was approximately
$141,809.

Note 9. Employee Fringe Benefits

The Company has a profit sharing plan with a 401(k) provision covering all employees who meet the eligibility requirements set forth in the plan. The amount the Company contributes to the plan is at the discretion of the Company's Board of Directors. The total expense related to the plan for the year ended June 30, 1993 was $16,431.

AUTOMOTIVE NATURAL GAS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 10. Income Taxes and Unused Net Operating Loss

At June 30, 1993, the Company has net operating loss carryforwards of approximately $1,142,000 available under provisions of the Internal Revenue Code to be applied against future federal taxable income. These carryforwards expire during 2007 and 2008. These carryforwards have been used to eliminate the deferred income tax credits.

The resulting reduction in deferred income tax credits will be reversed when the applicable net operating loss carryforwards are actually applied against taxable income on the Company's income tax returns or when the loss carryforwards expire.

The Company also has a net operating loss carryforward of approximately $1,596,000 available under provisions of the Wisconsin Department of Revenue Code to be applied against future Wisconsin taxable income. These carryforwards expire during 2007 and 2008.

In February 1992, the Financial Accounting Standards Board issued Statement No. 109, Accounting for Income Taxes, which significantly changes the recognition and measurement of deferred tax assets and liabilities. Statement No. 109 requires that deferred taxes be recorded on a liability method and adjusted when new tax rates are enacted. Deferred tax balances are presently recorded using the rates in effect when the transactions giving rise to the deferred tax occur, and deferred tax balances are not adjusted when tax rates change. The Company is required to adopt Statement No. 109 beginning with the year ended June 30, 1994, although earlier adoption is permitted. The Statement provides that the effect of its adoption may be recorded entirely in the year of adoption or retroactively by restating one or more prior years.

Note 10. Income Taxes and Unused Net Operating Loss (continued)

The Company has not yet completed its assessment of the effect Statement No. 109 may have on the accompanying financial statements, or whether to restate any of the prior years. However, based on its current assessment, the Company does not believe the adoption of Statement No. 109 will materially affect the accompanying financial statements.

Note 11. Major Customers

Net sales for the year ended June 30, 1993 include sales to the following major customers (each of which accounted for 10% or more of the total net sales of the Company).

Customer A       $ 3,975,447
Customer B       $ 3,407,800

Note 12. Accounting Change

In 1993, the Company changed its depreciation method for equipment, fixtures and vehicles from an accelerated method to the straight-line method.

The effect of this change in accounting method was to increase net income by $72,398 in 1993. The change had no income tax effect due to net operating loss carryforwards.

The Company believes the straight-line method of depreciation will more accurately reflect the economic depreciation of the equipment.

Note 13. Management's Plans for Future Operations

As shown in the accompanying financial statements, the Company has incurred losses from operations resulting in cash flow problems and its total liabilities exceed its total assets by approximately $1,750,000 as of June 30,1993.

AUTOMOTIVE NATURAL GAS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 13. Management's Plans for Future Operations (continued)

Much of its cash flow and working capital problems are also due to the significant growth in sales over the past few years.

Management instituted a cost reduction program during August 1993. The backlog of sales as of June 30,1993 was approximately $1,970,000 and the Company has received additional orders for refueling stations from July 1, 1993 through October 28, 1993 of approximately $1,530,000. In 1993, the Company estimates it spent approximately $500,000 (unaudited) to reengineer its refueling stations which management believes will improve margins on this product. Management believes these factors will contribute towards achieving profitability.

However, as discussed in Note 5, the Company is in violation of its bank loan agreements and has not been able to work out arrangements with its bank regarding a continuing lending relationship. The bank has sued the Company demanding payment of these loans. To date, management has not been able to find another lender to replace its current lender and to provide financing under a plan which will provide for the Company's needs. As a result of this situation, the Company is seeking alternatives and has entered into negotiations regarding selling the Company or its operations.

Note 14. Receivable, Officer-stockholder

The receivable from an officer who is the majority stockholder substantially arose in 1990 when a major addition was made to a building which the Company leases from this individual. The receivable arose because the total cost of the addition exceeded the amount borrowed to finance the addition.

The original intent of this stockholder was to repay this advance over 15 years; however, Note 14. Receivable, Officer-stockholder (continued)

during the year ended June 30,1993, his ability to repay was diminished due to the deteriorated financial condition of the Company which raises concerns about the Company's ability to make the monthly rent payments to the stockholder. Additionally, there are the potential ramifications of the stockholder's personal guarantee on the Company's notes payable to the bank, which is also the mortgage holder on this property. Also, this receivable is not evidenced by a signed note. Accordingly, this receivable has been presented on the accompanying balance sheet as a reduction of stockholders' equity.

                              McGLADREY & PULLEN

                 Certified Public Accountants and Consultants

         INDEPENDENT AUDITOR'S REPORT ON THE SUPPLEMENTARY INFORMATION


To the Board of Directors
Automotive Natural Gas, Inc.
Milton, Wisconsin

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



McGLADREY & PULLEN



Janesville, Wisconsin
August 26, 1993

AUTOMOTIVE NATURAL GAS, INC.
COST OF GOODS SOLD
Year Ended June 30,1993

.

                                                                    Percent of
                                               Amount               Net Sales

Material                                       $12,171,563             65.5

Subcontract costs                              $   450,947              2.4

Direct labor                                   $   755,803              4.1

Manufacturing expenses:
 Indirect labor                                $   671,227              3.6
 Payroll taxes                                     221,495              1.2
 Employee benefits                                 218,689              1.2
 Depreciation                                      120,114              0.6
 Rent                                               40,553              0.2

 Telephone                                           7,476              - -
 Utilities                                          27,670              0.1
 Property taxes                                     16,515              0.1
 Maintenance                                        38,653              0.2
 Warranty expense                                   26,416              0.1

 Insurance                                         223,959              1.2
 Operating supplies                                120,567              0.6
 Travel, meals and entertainment                   123,353              0.7
 Miscellaneous                                       3,456               --

   Total manufacturing expenses                $ 1,860,143              9.8

   Total manufacturing costs                   $15,238,456             81.8

Decrease in work-in-process inventory              196,329              1.1

   Total cost of goods manufactured            $15,434,785             82.9

Decrease in finished goods inventory               717,250              3.9

   Total cost of goods sold                    $16,152,035             86.8

AUTOMOTIVE NATURAL GAS, INC.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Year Ended June 30,1993

Selling expenses:
 Wages and commissions                                             $   805,460
 Payroll taxes                                                          61,297
 Employee benefits                                                      21,430
 Depreciation                                                           36,958
 Rent                                                                   17,322
 Repairs and maintenance                                                 5,915
 Insurance                                                               1,728
 Property taxes                                                          1,300
 Utilities and telephone                                                 8,841
 Travel, meals and entertainment                                       121,266
 Advertising                                                           127,406
 Provision for doubtful accounts                                        40,577
 Freight                                                                57,944
 Postage                                                                 1,556
 Supplies                                                               12,208
 Miscellaneous                                                           7,814

     Total selling expenses                                        $ 1,329,022

General and administrative expenses:
 Officer salaries                                                  $   216,616
 Wages                                                                 493,979
 Payroll taxes                                                          51,322
 Employee benefits                                                      51,246
 Depreciation and amortization                                          52,718
 Rent                                                                   83,934
 Repairs and maintenance                                                34,635
 Insurance                                                              66,580
 Property taxes                                                         15,849
 Utilities                                                               8,565
 Telephone                                                             101,049
 Professional fees                                                     367,820
 Supplies                                                              124,232
 Research and development                                               11,912
 Dues and subscriptions                                                 28,058
 Postage                                                                26,532
 Travel, meals and entertainment                                       101,961
 Miscellaneous                                                          16,397

     Total general and administrative expenses                     $ 1,853,405
                                                                   $ 3,182,427

                                EDO Corporation
                  Pro Forma Consolidated Financial Statements
                                 Introduction



Pursuant to an Agreement (the "Agreement") dated December 2, 1993 between Automotive Natural Gas, Inc., a Wisconsin corporation ("ANGI") and EDO Automotive Natural Gas, Inc., a Delaware corporation ("EDO"), EDO acquired substantially all the assets and certain liabilities of ANGI. EDO is a wholly-owned subsidiary of EDO Energy Corporation, a Delaware corporation, which is a wholly-owned subsidiary of EDO Corporation, a New York corporation. The assets acquired include the inventory, machinery, intellectual property and other assets associated with the design and manufacture of compressed natural gas filling stations, dispensers and automotive conversion kits. The negotiated consideration, using available cash, was $68,000 plus the assumption of certain liabilities which liabilities are in excess of the value of the acquired assets by approximately $2.6 million. Additional costs incurred as a result of this transaction were approximately $422,000. In addition, certain additional payments, subject to possible conditions, and contingent payments based on future earnings may be made. It is expected that EDO will continue the use of the acquired assets.

The following unaudited pro forma consolidated balance sheet as of September 25, 1993 and the unaudited pro forma consolidated statements of earnings for the year ended December 31, 1992 and the nine months ended September 25, 1993 give effect to the above acquisition by EDO Corporation.

The pro forma consolidated financial statements assume that the acquisition for which pro forma effects are shown were completed as of September 25, 1993 for the pro forma consolidated balance sheet, and as of January 1, 1992 for the pro forma consolidated statements of earnings. The acquisition has been accounted for as a purchase.

The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the purchase been made at the beginning of the periods presented. The pro forma financial statements should be read in conjunction with the notes thereto included elsewhere herein and the Registrant's periodic reports filed pursuant to the Securities Exchange Act of 1934.

                                EDO Corporation
                        Notes to Pro Forma Consolidated
                       Financial Statements (Unaudited)



Pro forma adjustments to record the acquisition are summarized below:

(a) To record the purchase of substantially all the assets and certain liabilities of ANGI.

(b) To record the reduction of interest income as a result of the Registrant's use of cash to effect the acquisition.

(c) To record amortization of goodwill. Goodwill will be amortized over 15 years using the straight line method.

(d) To record the estimated income tax effect of the pro forma adjustments.

EDO Corporation
Pro Forma Consolidated Balance Sheet
September 25, 1993
(In Thousands)
                                      EDO         ANGI         Pro        Pro
                                  Historical   Historical      Forma     Forma
ASSETS                           (Unaudited)  (Unaudited)     Adjust.    Total

Cash                               $  11,166         (72)  (1,540)(a)    9,554
Accounts Receivable                   37,064       1,185     (200)(a)   38,049
Inventory                             18,695       1,732     (400)(a)   20,027
Prepayments and Other                  3,225         164                 3,389
Total Current Assets                  70,150       3,009   (2,140)      71,019

Net Plant and Equipment               39,519         965                40,484

Goodwill                               8,359                3,173(a)    11,532
Deferred Charges and                   7,592         659                 8,251
 Other Assets
                                   $ 125,620       4,633    1,033      131,286

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable and Accrued
 Expenses                             15,186       3,495      475(a)    19,156
Advances from Customers                4,070         856                 4,926
Notes Payable                                      1,472   (1,472)(a)        0
Federal Income Taxes
Total Current Liabilities             19,256       5,823     (997)      24,082

Deferred Income Taxes                  2,182                             2,182
Long Term Debt:
 7% Convertible Subordinated
 Debentures                           29,317                            29,317
 Other                                               598                   598

Total Long Term Debt                  29,317         598        0       29,915

ESOT Loan Obligation                  15,285                            15,285
Postretirement Obligation             13,741                            13,741
Minority Interest                      4,976                             4,976

Shareholders' Equity:
Preferred Shares, par value
 $1 per share, authorized 500,000
 shares, issued 80,842 shares             81                                81

Common shares, par value
 $1 per share, authorized
 25,000,000 shares,                    8,454          26      (26)(a)    8,454
 issued 8,453,902 shares
Additional paid-in capital            42,347                            42,347
Retained Earnings                     48,922      (1,814)   2,056(a)    49,164

Less:
 Treasury shares at cost,            (42,694)                          (42,694)
  3,004,060 at 9/25/93
 Translation Adjustment                 (722)                             (722)
 ESOT Loan Obligation                (15,285)                          (15,285)
 Deferral under Long-Term               (240)                             (240)
  Incentive Plans
Total Shareholders' Equity            40,863      (1,788)   2,030       41,105

Total Liabilities                  $ 125,620       4,633    1,033      131,286
 and Shareholders' Equity

EDO Corporation
Pro Forma Consolidated Statements of Earnings
For the Year Ended December 31,1992
(In Thousands except per share amounts)

                                       EDO         ANGI       Pro        Pro
                                   Historical   Historical   Forma      Forma
                                    (Audited)  (Unaudited)   Adjust.    Total

Net Sales                          $ 126,166      14,459               140,625

Costs and Expenses:
 Cost of Sales                        92,045      12,050               104,095
 Selling, general and
  administrative                      18,477       2,874      212(c)    21,563
 Research and Development              5,286                             5,286
                                     115,808      14,924      212      130,944

Operating Earnings                    10,358        (465)    (212)       9,681

Non-Operating Income (Expense)
 Interest Income                         176          19      (54)(b)      141
 Interest Expense                     (2,680)       (119)               (2,799)
 Litigation Settlement                     -                                 0
 Other, net                             (443)         35                  (408)
                                      (2,947)        (65)     (54)      (3,066)
Earnings (Loss) before Federal
 and foreign income taxes
 and minority interest                 7,411        (530)    (266)       6,615

Provision (benefit) for Federal
 and foreign income taxes              1,684          (1)    (271)(d)    1,412

Net Earnings (Loss) before
 minority interest                     5,727        (529)       5        5,203

Minority Interest                        (50)                              (50)

Net Earnings (loss)                    5,677        (529)       5        5,153
Dividends on preferred shares          1,455                             1,455

Net Earnings (loss) available
 for common shares                   $ 4,222        (529)       5        3,698



Net Earnings (loss)
 per common share:                    $ 0.78                              0.69



Average shares outstanding             5,389                             5,389

EDO Corporation
Pro Forma Consolidated Statements of Earnings
For the Nine Months Ended September 25,1993
(In Thousands except per share amounts)

                                      EDO         ANGI         Pro       Pro
                                   Historical   Historical    Forma     Forma
                                  (Unaudited)  (Unaudited)    Adjust.   Total

Net Sales                           $ 77,020      10,770                87,790

Costs and Expenses:
 Cost of Sales                        60,174      10,297                70,471
 Selling, general and
  administrative                      11,602       1,882      159(c)    13,643
 Research and Development              4,610                             4,610
                                      76,386      12,179      159       88,724

Operating Earnings                       634      (1,409)    (159)        (934)

Non-Operating Income (Expense)
 Interest Income                         215           8      (40)(b)      183
 Interest Expense                     (1,859)       (139)               (1,998)
 Litigation Settlement                (1,212)                           (1,212)
 Other, net                             (265)         94                  (171)
                                      (3,121)        (37)     (40)      (3,198)
Earnings (Loss) before
 Federal and foreign income
  taxes and minority interest         (2,487)     (1,446)    (199)      (4,132)


Provision (benefit) for Federal
 and foreign income taxes             (1,235)                (559)(d)   (1,794)

Net Earnings (Loss) before
 cumulative effect of
 accounting change and
 minority interest                    (1,252)     (1,446)     360       (2,338)
Cumulative effect of change in
 accounting for postretirement
 health benefits (net of taxes
  of $4,000)                          (9,400)                           (9,400)

Net Earnings (loss) before
 minority interest                   (10,652)     (1,446)     360      (11,738)
Minority Interest                        495                               495
Net Earnings (loss)                  (10,157)     (1,446)     360      (11,243)
Dividends on preferred shares          1,064                             1,064

Net Earnings (loss) available
 for common shares                 $ (11,221)     (1,446)     360      (12,307)

Earnings (loss) per common share:
Net Earnings (loss) available
 for common shares before
 accounting change                   $ (0.34)                            (0.54)
Cumulative effect of change in
 accounting for postretirement
 health benefits                       (1.74)                            (1.74)
Net Earnings (loss)                  $ (2.08)                            (2.28)

Average shares outstanding             5,395                             5,395